EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Deckers Outdoor Corporation:

We consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-113237 and 333-120717) and Form S-8 (Nos. 333-139874, 333-82538, and 333-47097) of Deckers Outdoor Corporation of our reports dated June 1, 2015, with respect to the consolidated balance sheets of Deckers Outdoor Corporation and subsidiaries as of March 31, 2015 and 2014, and December 31, 2013, and the related consolidated statements of comprehensive income (loss), stockholders' equity, and cash flows for the year ended March 31, 2015, three month period (transition period) ended March 31, 2014, and each of the years in the two-year period ended December 31, 2013, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of March 31, 2015, which reports appear in the March 31, 2015 annual report on Form 10-K of Deckers Outdoor Corporation.

/s/ KPMG LLP

Los Angeles, California
June 1, 2015